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                                                                    EXHIBIT 99.3

                       CONSENT OF FIRST SOUTHWEST COMPANY

    In connection with the proposed merger of Riverway Holdings, Inc., Houston, Texas with and into Texas Regional Delaware, Inc., a wholly-owned subsidiary of Texas Regional Bancshares, Inc., McAllen, Texas, the undersigned, acting as an independent financial advisor to Texas Regional Bancshares Inc., hereby consents to the reference to our firm in the Form S-4 registration statement relating to such merger.

                                          /s/ First Southwest Company
                                          FIRST SOUTHWEST COMPANY

DALLAS, TEXAS
January 9, 2002

                              Exhibit 99.3--Page 1